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                                                                    Exhibit 99.1

                              FAEGRE & BENSON LLP
                              2200 Norwest Center
                            90 South Seventh Street
                       Minneapolis, Minnesota 55402-3901

                                  May 5, 1997


via EDGAR
---------
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549
Attn:  Jennifer R. Hardy

     Re:  Wilsons The Leather Experts Inc.
          Withdrawal of Exhibit 3.2 -- Amended and Restated Articles of Incorporation, adopted subject to completion of the Offering File No. 333-13967
          --------------------------------------------------------------

Ladies and Gentlemen:

     On behalf of Wilsons The Leather Experts Inc., a Minnesota corporation (the "Registrant"), we are hereby requesting the withdrawal of Exhibit 3.2 (Amended and Restated Articles of Incorporation, adopted subject to completion of the Offering) to the Registrant's Registration Statement on Form S-1 (File No. 333-13967) ("Form S-1"). The Form S-1, which was originally filed pursuant to the Electronic Data Gathering, Analysis and Retrieval System on October 11, 1996, registers Common Stock and Redeemable Common Stock Purchase Warrants of the Registrant under the Securities Act of 1933, as amended.

     If you have any questions in connection with this request for withdrawal of
Exhibit 3.2 to the Registrant's Form S-1, please telephone the undersigned at
(612) 336-3396.

                                            Very truly yours,

                                            /s/ Ramona L. Baskerville

                                            Ramona L. Baskerville
RLB:jj

cc:  Douglas J. Treff
     Kris Sharpe
     Steven E. Suckow